Exhibit 99.1

Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 614-4929

HEALTHWAYS ANNOUNCES CHANGE OF FISCAL YEAR END TO

DECEMBER 31ST FROM AUGUST 31ST

----------------------------------------------

AFFIRMS ESTABLISHED FINANCIAL GUIDANCE FOR FISCAL 2008 AND PROVIDES GUIDANCE FOR QUARTER ENDING NOVEMBER 30, 2008

NASHVILLE, Tenn. (August 25, 2008) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced that Healthways will change its fiscal year end to December 31st, from its current fiscal year end of August 31st. Healthways is making this change to align its fiscal year more closely with its own business cycle and that of its customers.

Mr. Leedle commented, “As our business has evolved, we have experienced increased seasonality related to the annual enrollment period for employers and health plans at the start of each calendar year. As a result, our planning and management processes that are tied to our historical fiscal year have also increasingly conflicted with our customers’ sales cycle. By moving to a calendar fiscal year, our management processes and sales cycles will be more synchronized with those of our customers.”

Consistent with its historic practices, Healthways will report its results of operations for the fiscal year ending August 31, 2008, in October and for the three months ending November 30, 2008, in December. The Company expects to provide full-year financial guidance for calendar 2009 during the first quarter of calendar 2009.

Fiscal 2008 Guidance

Healthways today affirms its previously issued guidance for fiscal 2008 revenues in a range of $720 million to $740 million, which would represent an increase of 17% to 20% from fiscal 2007. The Company today also affirms its previously issued guidance for fiscal 2008 earnings per diluted share in the range of $1.50 to $1.55, which would represent an increase of 23% to 27% from fiscal 2007.

Earnings Guidance for the Three Months Ending November 30, 2008

Healthways today establishes its guidance for earnings per diluted share for the three months ending November 30, 2008, in a range of $0.34 to $0.37, which would represent an increase of 13% to 23% from the three months ended November 30, 2007. Mr. Leedle added, “While this guidance anticipates solid earnings growth from the comparable prior-year period, the sequential-quarter performance reflects a decline in revenue due to the impact of certain contract renegotiations, reduced revenues associated with the winding down of a previously discussed contract terminating at the end of calendar 2008 and the full-quarter effect of small contract losses due to health plan consolidation. This earnings guidance also anticipates incremental costs associated with the implementation of contracts scheduled to begin on January 1st.”

- MORE -

COMPARISON OF COMPONENTS OF EPS FOR THE THREE MONTHS ENDING

NOV. 30, 2008 (GUIDANCE) AND THE THREE MONTHS ENDED NOV. 30, 2007

	Three Months
	Ending Nov. 30, 2008 (Guidance)	Ended Nov. 30, 2007		% Change
Domestic	$0.36 – 0.38	$0.33		9 - 15%
International	(0.02) – (0.01)	(0.04)
Total Company	$0.34 – 0.37	$0.30	(1)	13 - 23%

(1)	Figures may not add due to rounding.

Mr. Leedle concluded, “In spite of the short-term disruption and related costs necessitated by our decision to change our fiscal year end, we are confident that the short- and long-term benefits of the change in our fiscal year will be positive for our customers, our partners, our colleagues and our stockholders. We recognize the significant challenges our existing and potential customers face in this uncertain economic environment and with increasing costs of health care. While these factors will likely impact the certainty of timing for converting industry demand into new business, we continue to be pleased with industry trends that reflect solid demand for integrated solutions to address the potential medical cost savings and productivity benefits of optimizing employee health. We also believe Healthways remains unique in its ability to serve this demand with comprehensive solutions proven to produce tangible outcomes.”

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the impact of the change in the Company’s fiscal year and the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the effect of any new or proposed legislation, regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support Programs; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers and/or its Cooperative Agreement with the Centers for Medicare and Medicaid Services (CMS) ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to effect the financial, clinical, and satisfaction outcomes under its Cooperative Agreement with CMS and reach mutual agreement with CMS with respect to results necessary to achieve success under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to recognize estimated annualized revenue in backlog in the manner and within the timeframe the Company expects; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers and the Company’s ability to service its debt and make principal and interest payments as those payments become due; the Company’s ability to integrate the operations and technology platforms of Axia and other acquired businesses or technologies into the Company’s business; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; general worldwide and domestic economic conditions and stock market volatility; the impact of litigation involving the Company and/or its subsidiaries; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2007 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive Health and Care SupportSM solutions to help millions of people maintain or improve their health and, as a result, reduce overall healthcare costs. Healthways' solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

- END -